EXHIBIT 99.1

Oblong Reports 16% Sequential Revenue Growth for the Third Quarter of 2020

Sales of Mezzanine Products Increase 202% Sequentially to $1.1 Million

Gross Margin Improves Sequentially from 40% to 51%

November 16, 2020 -- (BUSINESS WIRE) Oblong, Inc. (NYSE American: OBLG) ("Oblong" or the "Company"), the award-winning maker of multi-stream collaboration solutions, today announced financial results for the three and nine months ended September 30, 2020.

Financial Highlights
•Revenue of $3.3 million for the third quarter of 2020, compared to $2.4 million for the third quarter of 2019 and compared sequentially to $2.8 million for the second quarter of 2020.
•Gross profit margin of 51% for the third quarter of 2020, compared to 33% for the third quarter of 2019 and compared sequentially to 40% in the second quarter of 2020.
•Net loss of $2.1 million for the third quarter of 2020, compared to a net loss of $0.6 million for the third quarter of 2019 and compared sequentially to a net loss of $3.4 million in the second quarter of 2020.
•Adjusted EBITDA (“AEBITDA”) loss of $1.0 million for the third quarter of 2020, compared to an AEBITDA loss of $0.1 million for the third quarter of 2019 and compared sequentially to an AEBITDA loss of $2.0 million for the second quarter of 2020. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” later in this release for a reconciliation of this non-GAAP financial measure to net loss.
•Cash balance of $2.7 million as of September 30, 2020.
•Subsequent to the end of the third quarter of 2020, in October 2020, the Company: (i) completed a private placement of common stock for gross proceeds of $3.0 million, and (ii) completed an agreement with Silicon Valley Bank ("SVB") satisfying all outstanding obligations under the Loan Agreement with SVB, totaling $5.6 million, in exchange for a one-time cash payment of $2.5 million.

“Our new Mezzanine™ pricing structure, which was implemented at the end of our second quarter, has been a catalyst to more than a three-fold sequential increase in Mezzanine product sales, and an 11% sequential improvement in gross margin, demonstrating strong demand and increasing operating leverage in the business,” commented Peter Holst, Chairman and CEO of Oblong. “We are targeting sequential growth in Mezzanine revenue in the fourth quarter, setting the stage for a strong 2021 as companies begin to implement a hybrid in-office/remote approach to working. The strong improvement in our gross margin, which includes a 63% gross margin specific to Mezzanine products, is encouraging, positioning us for sequential improvements in operating leverage and AEBITDA, as we continue to grow our revenue.”

“Further, we reduced our AEBITDA loss by 52% on a sequential basis, driven by the growth in revenue, expanded gross margins and the elimination of 27% of our general and administrative costs,” continued Mr. Holst. “Additionally, we continue to see our pipeline grow and are encouraged by the level of new business opportunities. We expect continued topline growth as we successfully convert our growing pipeline into revenue.”

“Oblong continues to innovate, bolstering its position as a collaboration leader,” added Holst. “We are breaking new ground in both user interaction and interface design, applying our human-centric design expertise and world-class engineering team to tackle the collaboration needs of a new and more digitally interactive workspace. This involves continually enhancing our products, with updated security and remote accessibility features, while simultaneously developing new cloud-based offerings to extend our Mezzanine™ platform beyond the physical workspace to support remote participants. We anticipate launching new solutions and feature sets in early 2021.”

Non-GAAP Financial Information
Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation, impairment charges, severance, merger expenses and interest and other expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.
Oblong’s innovative and patented technologies change the way people work, create, and communicate. Oblong's flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Learn more at www.oblong.com

Forward looking and cautionary statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s potential future growth and financial performance and (ii) the success of the Company's products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020, filed with the SEC on November 16, 2020 (the “Quarterly Report”). Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein. The Company’s consolidated financial results for the three and nine months ended September 30, 2019 do not reflect the financial results of its wholly owned subsidiary, Oblong Industries, Inc., as the Company’s acquisition of Oblong Industries closed on October 1, 2019. Please see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations--Oblong’s Results of Operations” in the Quarterly Report for more information regarding the comparison of the Company’s financial results between periods.

Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands) (September 30, 2020 Unaudited)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$2,670	$4,602
Accounts receivable, net	2,207	2,543
Inventory	1,126	1,816
Prepaid expenses and other current assets	725	965
Total current assets	6,728	9,926
Property and equipment, net	641	1,316
Goodwill	7,366	7,907
Intangibles, net	10,737	12,572
Operating lease - right of use asset, net	1,665	3,117
Other assets	105	71
Total assets	$27,242	$34,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of discount	$4,942	$2,664
Accounts payable	662	647
Accrued expenses and other current liabilities	1,489	1,752
Deferred revenue	1,973	1,901
Current portion of operating lease liabilities	907	1,294
Total current liabilities	9,973	8,258
Long-term liabilities:
Long-term debt, net of current portion and net of discount	3,035	2,843
Operating lease liabilities, net of current portion	889	2,020
Other long-term liabilities	—	3
Total long-term liabilities	3,924	4,866
Total liabilities	13,897	13,124
Total stockholders’ equity	13,345	21,785
Total liabilities and stockholders’ equity	$27,242	$34,909

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$3,266	$2,370	$11,410	$7,403
Cost of revenue (exclusive of depreciation and amortization)	1,612	1,582	5,684	4,901
Gross profit	1,654	788	5,726	2,502
Operating expenses:
Research and development	747	190	3,062	652
Sales and marketing	668	38	2,708	111
General and administrative	1,332	1,035	5,173	2,917
Impairment charges	117	20	667	473
Depreciation and amortization	780	145	2,392	461
Total operating expenses	3,644	1,428	14,002	4,614
Loss from operations	(1,990)	(640)	(8,276)	(2,112)
Interest and other expense, net	95	—	322	1
Net loss	(2,085)	(640)	(8,598)	(2,113)
Preferred stock dividends	4	4	12	23
Net loss attributable to common stockholders	$(2,089)	$(644)	$(8,610)	$(2,136)

Basic and diluted net loss per share	$(0.40)	$(0.12)	$(1.64)	$(0.42)

Q3 GAAP to Non-GAAP Reconciliation:

Net loss	$(2,085)	$(640)	$(8,598)	$(2,113)
Depreciation and amortization	780	145	2,392	461
Interest and other expense, net	102	—	322	1
Impairment charges	117	20	667	473
Merger expenses	—	255	—	429
Severance	21	72	536	72
Stock-based compensation	28	14	89	67
Adjusted EBITDA Loss	$(1,037)	$(134)	$(4,592)	$(610)

Q2 GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$ (3,385)	$ (875)	$ (6,514)	$ (1,473)
Depreciation and amortization	796	157	1,612	316
Interest and other expense, net	85	1	227	1
Impairment charges	—	453	550	453
Merger expenses	—	(87)	—	174
Severance	475	—	515	—
Stock-based compensation	29	24	61	53
Adjusted EBITDA Loss	$ (2,000)	$ (327)	$ (3,549)	$ (476)